UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 1, 2008, Montana Tunnels Mining, Inc. (“MTMI”), a wholly owned subsidiary of Apollo Gold Corporation (“Apollo Gold”), entered into an amendment (the “Amendment”) to the Facility Agreement, dated October 12, 2007, by and among MTMI, Apollo Gold, Apollo Gold Inc., a wholly owned subsidiary of Apollo Gold, RMB Holdings Limited, an Australian corporation (“RMBAH”), and RMB Resources Inc., a Delaware corporation (“RMBRI” and, together with RMBAH, “RMB”) (as amended and restated by the Amendment, the “Facility Agreement”). Immediately prior to the entry into the Amendment, US$1,654,000 was outstanding under the Facility Agreement. Pursuant to the Amendment, Apollo Gold amended the Facility Agreement to provide for an additional loan of US$5.15 million from RMB, which amount will be advanced immediately. Immediately following the advancement of the additional loan, the total amount outstanding under the Facility Agreement was US$6,804,000.

The primary use of funds from the Amendment will be the payment of Cdn. $4,000,000 to St Andrew Goldfields Ltd. (“St Andrew”) as a partial payment of the purchase price payable under the asset purchase agreement, dated June 6, 2008, and as amended June 30, 2008, pursuant to which St Andrew agreed to sell its stock mill complex, including its mill and related equipment, infrastructure, laboratory and tailings facilities, located near Timmins, Ontario, to Apollo Gold.

The repayment obligations under the Facility Agreement are as follows: US$1,654,000 is payable on September 30, 2008 and US$1,716,667 is payable on each of December 31, 2008, March 31, 2009 and June 30, 2009. The additional funds advanced under the Facility Agreement, as amended, will bear interest at LIBOR plus 2.0% and are guaranteed by Apollo Gold Inc. and Apollo Gold. In addition, pursuant to the security agreements entered into as part of the original October 12, 2007 Facility Agreement and that General Security Agreement, dated July 1, 2008, between Apollo Gold and RMBRI (the “Security Agreement”), such funds are secured by all of the assets of MTMI and Apollo Gold, including its Black Fox project. As consideration for entering into the Amendment, Apollo Gold agreed to pay RMB an arrangement fee of US$100,000 and issue 650,000 common shares of Apollo Gold to RMB, which common shares would be registered in the United States on Apollo Gold’s existing shelf registration statement.

In order to meet certain loan criteria, on July 1, 2008, Apollo Gold hedged 5,973 ounces of gold, 50,238 ounces of silver, 1,026 tonnes (approximately 2,260,000 lbs) of lead and 2,784 tonnes (approximately 6,140,000 lbs) of zinc, which equates to approximately 50% of Apollo Gold’s share of expected metal production from the Montana Tunnels mine in the fourth quarter of 2008 and the first quarter 2009. The hedges are in the form of a no premium collar (buy a put, sell a call) at the following prices:

Gold = put US$800 per ounce, call US$1,075 per ounce;
Silver = put US$16.25 per ounce, call US$18.80 per ounce;
Lead = put US$0.775 per pound, call US$0.835 per pound; and
Zinc = put US$0.80 per pound, call US$0.943 per pound.

A copy of the Amendment, the Facility Agreement and the Security Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated by reference herein. The foregoing description of the Amendment, the Facility Agreement and the Security Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by Exhibits 10.1, 10.2 and 10.3.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d)     Exhibits

Exhibit No.	Description
10.1	Amendment and Restatement Agreement, dated July 1, 2008, among Montana Tunnels Mining, Inc., Apollo Gold Corporation, Apollo Gold Inc., RMB Australia Holdings Limited and RMB Resources Inc.
10.2	Facility Agreement, dated July 1, 2008, among Montana Tunnels Mining, Inc., Apollo Gold Corporation, Apollo Gold Inc., RMB Australia Holdings Limited and RMB Resources Inc.
10.3	General Security Agreement, dated July 1, 2008, between Apollo Gold Corporation and RMB Resources Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2008

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Melvyn Williams
Chief Financial Officer and Senior Vice President - Finance and Corporate Development